Exhibit 99.1

Aquestive Therapeutics Announces Proposed Public Offering of Common Stock

Warren, NJ, December 10, 2019 – Aquestive Therapeutics, Inc. (Nasdaq: AQST) (“Aquestive”), a specialty pharmaceutical company focused on developing and commercializing differentiated products based on its proprietary PharmFilm® technology to meet patients’ unmet needs and solve therapeutic problems, today announced that it intends to offer and sell $35 million of shares of its common stock in an underwritten public offering. In connection with this offering, Aquestive expects to grant the underwriters a 30-day option to purchase up to an additional $5.25 million of shares of common stock at the public offering price, less the underwriting discount. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.  All of the shares in the offering are being offered by Aquestive.

BMO Capital Markets is acting as sole book-running manager for this offering.

Aquestive intends to use the net proceeds of this offering for the continuation of the commercial launch of Sympazan®, preparations to support the expected launch of its product candidate Libervant™ in late 2020 (if approved by the US Food and Drug Administration (the “FDA”)), continued development of AQST-108 and other product candidates, working capital and general corporate purposes.

The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 17, 2019 only by means of a prospectus supplement and accompanying prospectus included in the registration statement.  A preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained from BMO Capital Markets Corp., 3 Times Square, New York, NY 10036, Attention: Equity Syndicate Department, Telephone: (800) 414-3627, Email: bmoprospectus@bmo.com.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Aquestive Therapeutics
Aquestive Therapeutics is a specialty pharmaceutical company that applies innovative technology to solve therapeutic problems and improve medicines for patients. Aquestive is advancing a late-stage proprietary product pipeline to treat CNS conditions and provide alternatives to invasively-administered standard of care therapies. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven capabilities for drug development and commercialization.

PharmFilm®, Sympazan® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc.  Aquestive has received conditional acceptance of the use of the trade name Libervant, which is subject to final FDA review and acceptance.

Forward-Looking Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” "anticipate," "plan," "expect," "estimate," "intend," "may," "will," or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding the completion, timing, size and use of proceeds of the offering, statements regarding plans and objectives and anticipated timing for regulatory approval of Libervant and other product candidates; and other statements that are not historical facts.

These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with uncertainties related to market conditions and the satisfaction of closing conditions related to the offering and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section and in other sections included in the preliminary prospectus supplement to be filed with the SEC, including the documents incorporated by reference therein, the Company's Annual Report on Form 10‑K filed on March 14, 2019 and its quarterly reports on Form 10-Q filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Investor inquiries:
Stephanie Carrington
stephanie.carrington@icrinc.com
646-277-1282